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                       LAHAINA ANNOUNCES CHANGE IN BOARD;
             ADOPTS RESORT REAL ESTATE FOCUS; ANNOUNCES ACQUISITION

Fernandina Beach, Florida - December 28, 1998 -- Lahaina Acquisitions, Inc. (NASDAQ:LAHA) today announced that it has adopted a new business strategy aimed at the development and operation of real estate, and has named a new Chairman & CEO, Richard P. Smyth. The new strategy for the Company comes as a result of its recently completed acquisition of the stock of Beachside Commons I, Inc. which owns a recently completed commercial oceanfront development at Fernandina, Main Beach on Amelia Island, Florida, named Beachside Commons. The site was developed over the last two years by Mongoose Investments, LLC which, as a result of the transaction, has become the Company's largest shareholder. The Company anticipates further real estate related activities in this and other resort markets and will continue to evaluate acquisitions of other operating companies as a part of its growth strategy.

"This initial transaction converts the Company to an operating company which is a natural progression of its purpose, and will allow the Company to increase its capital base and move forward with an expanded development strategy," said Richard Smyth, the founder of Mongoose and the new Chairman and CEO of Lahaina. He continued, "Our initial project, Beachside Commons at Main Beach, demonstrates the potential of renovation within the resort marketplace. We are considering a number of other projects on Amelia Island as well as evaluating other markets with similar characteristics."

The Company believes that Beachside Commons, a new retail and dining renovation project at the Main Beach in Fernandina Beach, Florida, will become a model for future resort developments. The Company currently intends to create a development and real estate company named Resort Strategies, Inc. (RSI), whose focus will be development and redevelopment within resort marketplaces. RSI will operate as a wholly owned subsidiary of the Company.

Mr. Smyth further remarked that, "The Company intends to expand through a combination of internal development projects and the acquisition of existing sites or companies. Its operating subsidiary, Resort Strategies, Inc., will seek additional opportunities in emerging resort markets, in addition to the management of current projects on Amelia Island, Florida".

"We believe that resort marketplaces represent growth opportunities, as well as pose unique challenges. To take full advantage of the opportunities one must adapt to these challenges and requirements, creating projects that meet the special needs of a resort. It's an interesting niche, with large scope potential," explained Mr. Smyth. When asked about other


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investments or acquisitions, he replied, "Our Resort Strategies, Inc.
subsidiary will focus generally on resort opportunities, although we will evaluate other situations at the holding company level."

The initial acquisition transaction involved the issuance of 1,250,000 shares of Common Stock, $1.92 million of convertible Series A Preferred Stock and the payment of $675,000 of cash to Mongoose, as well as the assumption of a first mortgage on Beachside Commons property in the principal amount of $1.55 million. Additional information about the Company can be found on its Form 8-K filed with the Securities and Exchange Commission on December __, 1998, and other previously filed documents.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current plans and expectations of Lahaina, its affiliates or subsidiaries, and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those suggested or described in the forward-looking statements contained in this press release. Important factors that could cause actual results to differ include, among others, risks associated with future acquisitions (such as quality of projects acquired, financing costs and profitability of operations), fluctuations in operating results, variations in stock prices, change in public interest in resorts, political and economic climate, competition, weather conditions, risks of operations, regulatory agencies, policies, financing difficulties and difficulties in integrating newly acquired businesses. Additional information concerning factors that could cause actual results to differ from those in the forward-looking statements is contained from time to time in the Company's SEC filings. Copies of these filings may be obtained by contacting the Company or the SEC.